EXHIBIT 99.1

Synthesis Energy Systems, Inc. Builds Momentum for Global Projects Based on Superior Performance of Commercialized Technology

SES’s Australian and Polish Partners Complete Site Evaluations of Multiple SES Gasification Technology (SGT) Facilities

HOUSTON, Aug. 17, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in the clean and efficient production of low-cost synthesis gas for high value energy and chemical products, today announced the recent completion of two important milestones related to its global projects under development. SES’s Australian and Polish partners have completed their site evaluations of SES Gasification Technology (SGT) facilities, which included verification of SGT’s capabilities and validation that the technology meets the requirements of their projects. Areas of key focus included operating performance, process reliability, and equipment supply for international projects by SES’s China Joint Venture. Both reviews were successful, in part, due to the current positive operating status of the SGT facilities they visited in China.

The site evaluations included a visit to and thorough evaluation of SES’s Yima Joint Venture coal-to-methanol plant with three SGT systems, and the largest capacity SGT industrial synthesis gas facility, with four SGT systems, for Aluminum Corporation of China (CHALCO) (NYSE:ACH) (HKEx:2600) (SSE:601600), both in Henan Province. During each site visit, SES’s partners met with the management teams at both facilities, reviewing the data achieved during the completed and accepted performance testing, and witnessed the plants running well at the respective plant’s desired throughputs, with high conversion efficiencies. The SGT gasification systems at CHALCO have provided strong economic advantages to their facilities through the displacement of high priced natural gas with syngas.

Mr. Zhang Xiangyang, Chairman of the Yima-SES Joint Venture facility, stated: “Our parent company, Henan Energy and Chemical Industry Group Co., Ltd (HNEC), currently owns and operates several plants using three leading western gasification technologies, two from Europe plus the SES technology. Our experience has found the SES gasification technology to perform very well under continuous operation. The plant is very easy to operate due to its simpler process design, and does not require the same level of skilled operators as required for more complex technologies. In addition, the SES technology is the most suitable technology for varying coal qualities including low-rank coals, and responds well to changing coal properties during operation. This allows our coal feedstock to be sourced from 100% local coal. The SES technology will be the priority technology of choice for the next two stages of expansion of our plant planned over the next five years.”

The attendees from Australian Future Energy (AFE) included AFE’s COO Ron Higson, CFO Kerry Parker, and additional Australian technical specialists. The delegation from Poland was led by Wojtek Ksiazkiewicz, Vice President of EnCoal Gasification (EnCoal), and also included parties from Solvadis Polska, a Warsaw-based chemicals distribution company, and consulting professors from the Institute for Chemical Processing of Coal (IChPW).

“The strong economics of using low-rank coal and coal wastes, blended with renewable biomass, are undeniable. But economics are only one consideration,” commented Edek Choros, AFE’s Executive Director. “SES’s unique technology presents a new paradigm for responsible coal. Our projects will be environmentally class-leading with low carbon dioxide synthesis gas production, enabling affordable and plentiful power generation with minimal air pollutants on par with natural gas, as well as the production of agrichemical products. I believe that SGT is a clean energy solution for our country that checks all the boxes.”

Mr. Choros continued: “Following our team’s site evaluations, we are extremely pleased and more committed than ever. We believe that we made the right decision, and we’re excited to finalize the down-selection of our first two SGT projects in Australia for construction.”

“It was highly beneficial to have multiple opportunities to discuss SES facility operations first-hand with plant managers operating the SES technology. What I learned and saw in China exceeded my expectations,” said EnCoal’s Mr. Ksiazkiewicz. “Energy independence is a very important issue for Poland, as well as for Eastern Europe. I believe that SES’s technology would enable our country to use our vast coal resources in a clean and efficient manner to produce a multitude of energy and chemical products. We are excited at this prospect and intend to push forward to get our first project under construction with SES technology.”

SES President and CEO, DeLome Fair, commented: “We are pleased that our partners from Australia and Poland were able to witness first-hand the value of our proprietary clean energy technology. What our partners saw in China was our exceptional performance. They were able to recognize the value of SGT as the Yima team indicated they were achieving positive cash flows amid China’s current environment of very high coal costs of 780 Yuan or $116 per ton, and modest methanol market pricing of approximately 2100 Yuan or $314 per ton. This compelling value proposition, when combined with the low-cost coals that are abundant in both Australia and Poland, provides the economic foundation for projects that will utilize our technology in these regions.”

“We’ve been working with the project teams from Australia and Poland for over two years as they have significantly progressed the development of several project opportunities. It was my great pleasure to represent SES during these onsite evaluations, showcasing the performance of SGT and proving that our technology is a good fit for the  Australian and Polish projects that we have under consideration with our partners,” said SES Vice President of Engineering, Wade Taber. “As the Australian and Polish projects now progress beyond the conceptual design stages, I am confident in our technical ability to deliver project designs for the responsible conversion of low-cost coals and wastes into high-value products, which our models indicate can generate attractive 20% to 30% Internal Rates of Return for our projects.”

To date, SES has commissioned 12 commercial-scale gasification systems across five facilities in China, for chemicals and industrial fuel gas production. It is the business strategy of AFE, SES’s 40% owned Australian business platform company, to develop, build and own equity interests in SGT projects and to acquire positions in local coal and biomass resources, such as the 270 million ton JORC compliant Pentland coal resource lease and the AFE spin-off company Batchfire Resources which operates the Callide Coal Mine, for export market sales as well as long-term supply of low-cost feedstock to AFE’s projects. AFE recently entered into a SES Technology License agreement for its first SGT project in May 2017, and is in the process of down-selecting two initial, financially attractive and environmentally responsible projects for advancement. AFE’s active business developments include agrichemical, industrial fuel gas, substitute natural gas, and power projects. In addition to AFE, SES has an extensive project pipeline of active opportunities across six continents and is working to form jointly owned business platforms in Eastern Europe and the Americas.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to develop our power business unit and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of the ZZ Joint Venture to retire existing facilities and equipment and build another SGT facility; the ability of Batchfire and AFE management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects, our ability to raise additional capital, if any, our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

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